SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 8, 2000
(To Prospectus dated February 8, 2000)


                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2000-1

                               ----------------


---------------------------
The Class BF
certificates represent
obligations of the trust              The Class BF Certificates
only and do not
represent an interest in              o    This supplement relates to the offering of the Class BF certificates of
or obligation of                           the series referenced above. This supplement does not contain complete
CWABS, Inc.,                               information about the offering of the Class BF certificates. Additional
Countrywide Home                           information is contained in the prospectus supplement dated February 8,
Loans, Inc.,                               2000, prepared in connection with the offering of the offered
Countrywide Home                           certificates of the series referenced above and in the prospectus of the
Loans Servicing LP or                      depositor dated February 8, 2000. You are urged to read this supplement,
any of their affiliates.                   the prospectus supplement and the prospectus in full.

This supplement may be                o    As of July 26, 2004, the certificate principal balance of the Class BF
used to offer and sell the                 certificates was approximately $7,597,507.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
---------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class BF certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 19, 2004

                               THE MORTGAGE POOL

As of July 1, 2004 (the "Reference Date"), the Fixed Rate Loan Group included approximately 1,077 Mortgage Loans having an aggregate Stated Principal Balance of approximately $67,694,419, Loan Subgroup 1A of the Adjustable Rate Loan Group included approximately 118 Mortgage Loans having an aggregate Stated Principal Balance of approximately $17,573,275 and Loan Subgroup 2A of the Adjustable Rate Loan Group included approximately 1,263 Mortgage Loans having an aggregate Stated Principal Balance of approximately $95,429,581.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                              As of July 1, 2004
                                                                                  ------------------------------------------
                                                                                  Fixed Rate          Adjustable Rate Loan
                                                                                     Loan                    Group-
                                                                                     Group
                                                                                                     Loan            Loan
                                                                                                   Subgroup        Subgroup
                                                                                                      1A              2A
                                                                                  ------------------------------------------
Total Number of Mortgage Loans..............................................          1,077             118            1,263
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
       30-59 days...........................................................          3.53%           9.32%            4.59%
       60-90 days...........................................................          0.84%           2.54%            1.03%
       91 days or more (excluding pending foreclosures).....................          0.56%           0.85%            1.11%
                                                                                     ------          ------           ------
       Total Delinquencies..................................................          4.92%          12.71%            6.73%
                                                                                     ======          ======           =======
Foreclosures Pending........................................................          6.13%           9.32%            9.42%
                                                                                     ------          ------           ------
Total Delinquencies and foreclosures pending................................         11.05%          22.03%           16.15%
                                                                                     ======          ======           =======

__________________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty-six (36) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Seven (7) Mortgage Loans in Loan Subgroup 1A of the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Sixty-seven (67) Mortgage Loans in Loan Subgroup 2A of the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                                  Delinquency and Foreclosure Experience
                                     -----------------------------------------------------------------------------------------
                                                As of December 31, 2000                        As of December 31, 2001
                                     -------------------------------------------   -------------------------------------------
                                            Principal Balance        Percentage          Principal Balance          Percentage
                                     ---------------------------  --------------   ---------------------------   -------------
Total Portfolio                           $  10,618,065,421.51         100.00%         $  16,113,058,684.95          100.00%
Delinque ncy Percentage
30-59 Days                                $     864,838,690.77          8.14%          $   1,437,602,151.97            8.92%
60-89 Days                                      297,082,364.46          2.80                 440,975,276.56            2.74
90+ Days                                        131,030,594.44          1.23                 186,062,549.32            1.15
                                          --------------------          ----                 --------------            ----
Sub-Total                                 $   1,292,951,649.67         12.18%          $   2,064,639,977.85           12.81%
                                          --------------------          ----                 --------------            ----
Foreclosure Rate                          $     329,284,407.33          3.10%          $     670,195,427.54            4.16%
Bankruptcy Rate                           $     147,276,258.29          1.39%          $     381,462,318.31            2.37%


                                                                  Delinquency and Foreclosure Experience
                                     -----------------------------------------------------------------------------------------
                                                As of December 31, 2002                        As of December 31, 2003
                                     -------------------------------------------   -------------------------------------------
                                            Principal Balance        Percentage          Principal Balance          Percentage
                                     ---------------------------  --------------   ---------------------------   -------------
Total Portfolio                           $  22,769,082,711.09        100.00%          $  39,058,523,423.20          100.00%
Delinquency Percentage
30-59 Days                                $   1,591,562,076.96          6.99%          $   2,409,274,879.48            6.17%
60-89 Days                                      541,119,231.96          2.38                 728,740,335.77            1.87
90+ Days                                        226,171,736.77          0.99                 210,424,049.89            0.54
                                          --------------------          ----                 --------------            ----
Sub-Total                                 $   2,358,853,045.69         10.36%          $   3,348,439,265.14            8.57%
                                          --------------------          ----                 --------------            ----
Foreclosure Rate                          $     633,348,957.76          2.78%          $     692,149,703.63            1.77%
Bankruptcy Rate                           $     551,267,050.86          2.42%          $     609,395,518.03            1.56%



                                          Delinquency and Foreclosure
                                                   Experience
                                  -------------------------------------------
                                              As of June 30, 2004
                                  -------------------------------------------
                                         Principal Balance        Percentage
                                  ---------------------------  --------------
Total Portfolio                        $  54,864,000,522.64        100.00%
Delinquency Percentage
30-59 Days                             $   3,002,543,693.60          5.47%
60-89 Days                                   855,471,629.90          1.56
90+ Days                                     236,162,097.09          0.43
                                       --------------------          ----
Sub-Total                              $   4,094,177,420.59          7.46%
                                       --------------------          ----
Foreclosure Rate                       $     861,446,764.26          1.57%
Bankruptcy Rate                        $     688,299,158.77          1.25%



     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans

Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS BF CERTIFICATES

     The Class BF Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class BF Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

     As of July 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class BF Certificates was approximately $7,597,507 evidencing a beneficial ownership interest of approximately 4.38% in the Trust Fund. As of the Certificate Date, the Class A Fixed Rate Certificates and the Class A Adjustable Rate Certificates had an aggregate principal balances of approximately $40,693,623 and $24,166,117, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 23.44% and 13.92%, respectively in the Trust Fund. As of the Certificate Date, the Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates had aggregate principal balances of $24,379,358 and $84,396,738, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 14.04% and 48.61%, respectively, in the Trust Fund. For additional information with respect to the Class BF Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The July 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six- month LIBOR Mortgage Index remains constant at 1.94% per annum, the level of one- year CMT remains constant at 1.94% per annum and the level of One-

Month LIBOR remains constant at 1.60% per annum; (vi) the Pass- Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class BF Certificates is August 19, 2004;
(viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the sixth- month LIBOR Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the heading "Description of the Certificates --Optional Termination".

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 22% Prepayment Vector assumes prepayment rates of 2.2% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.2% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 22% Prepayment Vector assumes a constant prepayment rate of 22% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and inc rease in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Othe r factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class BF Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                                            Percent of Certificate Principal
                                                   Balance Outstanding


Fixed Rate Mortgage Loans  -                    0%       11%        16%      22%        27%        33%          44%
(Percentages of the Prepayment
Model)

       Distribution Date
       -----------------

Initial Percent.........................       100       100       100       100        100        100          100
August 25, 2005.........................        86        49        48        47        47          45           39
August 25, 2006.........................        67        43        40        33        27          20           6
August 25, 2007.........................        50        37        29        19        12          3            0
August 25, 2008.........................        49        29        19        9          1          0            0
August 25, 2009.........................        46        21        10        0          0          0            0
August 25, 2010.........................        44        15         4        0          0          0            0
August 25, 2011.........................        43        10         0        0          0          0            0
August 25, 2012.........................        41        5          0        0          0          0            0
August 25, 2013.........................        39        1          0        0          0          0            0
August 25, 2014.........................        36        0          0        0          0          0            0
August 25, 2015.........................        27        0          0        0          0          0            0
August 25, 2016.........................        25        0          0        0          0          0            0
August 25, 2017.........................        23        0          0        0          0          0            0
August 25, 2018.........................        21        0          0        0          0          0            0
August 25, 2019.........................        19        0          0        0          0          0            0
August 25, 2020.........................        17        0          0        0          0          0            0
August 25, 2021.........................        14        0          0        0          0          0            0
August 25, 2022.........................        11        0          0        0          0          0            0
August 25, 2023.........................         8        0          0        0          0          0            0
August 25, 2024.........................         4        0          0        0          0          0            0
August 25, 2025.........................         0        0          0        0          0          0            0
Weighted Average Life in years(1)              7.24      2.51      1.89      1.47      1.25        1.07         0.89
Weighted Average Life in years(1)(2)           6.65      2.15      1.64      1.25      1.06        0.91         0.75


     ____________________
    (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
    (2) To the Optional Termination Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class BF Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class BF Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class BF Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in its general account in circumstances that satisfy the requirements of Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent either that it is not a Plan Investor or that it is investing assets held in an insurance company general account and its acquisition and holding of the Class BF Certificate satisfy the conditions for relief under Sections I and III of PTCE 95-60.

                                    RATINGS

     The Class BF Certificates are currently rated "BBB" by Fitch, Inc. and "Baa2" by Moody's Investors Services, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class BF Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                                      CWABS 2000-1



Summary of Loans in Mortgage Pool
(As of Calculation Date)

                                                                                           Range
                                                                                           -----

Total Number of Loans                                                 2,458
Total Outstanding Loan Balance                                 $180,697,275
Average Loan Balance                                                $73,514                         $4,475 to   $1,871,612
Weighted Average Mortgage Rate                                         9.82%                         4.00% to       18.00%
Net Weighted Average Mortgage Rate                                     9.30%                         3.49% to       17.49%
ARM Characteristics
          Weighted Average Gross Margin                                6.43%                         2.75% to       11.05%
          Weighted Average Lifetime Cap                               16.75%                        12.38% to       23.63%
          Weighted Average Lifetime Floor                              9.87%                         5.38% to       16.63%
Weighted Average Original Term (months)                                 339                            120 to          360
Weighted Average Remaining Term (months)                                285                             53 to          309
Weighted Average Loan-to-Value Ratio                                  76.58%                        12.00% to      100.00%
Weighted Average FICO                                                   592


                                                  CWABS 2000-1


Mortgage Loan Programs


                                                 Number of              Aggregate              % of Aggregate
     Description                                 Mortgage Loans         Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     1 Constant Maturity Treasury                               2                 $209,843                  0.12 %
     6-Month LIBOR                                          1,380             $112,847,290                 62.45
     FIXED 10-Year                                             22               $2,298,034                  1.27
     FIXED 15-Year                                            428              $17,625,619                  9.75
     FIXED 20-Year                                             13                 $514,005                  0.28
     FIXED 30-Year                                            611              $47,127,228                 26.08
     FIXED 15-Year - 2nd Lien                                   2                  $75,255                  0.04
     -------------------------------------------------------------------------------------------------------------
     Total                                                  2,458             $180,697,275                   100 %
     =============================================================================================================


Mortgage Loan Principal Balances

     Range of Principal                           Number of             Aggregate              % of Aggregate
     Balances ($)                                 Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     $0 - $25000                                              317               $5,862,587                  3.24 %
     $25000.01 - $50000                                       694              $26,053,668                 14.42
     $50000.01 - $75000                                       613              $37,810,843                 20.92
     $75000.01 - $100000                                      354              $30,675,781                 16.98
     $100000.01 - $ 150000                                    306              $36,741,789                 20.33
     $1000000.01 or Greater                                     3               $3,992,889                  2.21
     $150000.01 - $ 200000                                     91              $15,524,452                  8.59
     $200000.01 - $ 250000                                     37               $8,417,244                  4.66
     $250000.01 - $ 300000                                     18               $4,897,769                  2.71
     $300000.01 - $ 350000                                      9               $2,995,447                  1.66
     $350000.01 - $ 400000                                      3               $1,146,711                  0.63
     $400000.01 - $ 450000                                      3               $1,239,283                  0.69
     $450000.01 - $ 500000                                      5               $2,381,546                  1.32
     $500000.01 - $ 550000                                      2               $1,067,897                  0.59
     $600000.01 - $ 650000                                      2               $1,238,843                  0.69
     $650000.01 - $ 700000                                      1                 $650,529                  0.36
     -------------------------------------------------------------------------------------------------------------
     Total                                                  2,458             $180,697,275                   100 %
     =============================================================================================================


                                            CWABS 2000-1


Mortgage Rates

     Range of Mortgage                            Number of             Aggregate              % of Aggregate
     Rates (%)                                    Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     3.501 - 4.000                                             1                  $113,316                  0.06 %
     5.501 - 6.000                                             2                  $275,461                  0.15
     6.001 - 6.500                                            12                $2,457,767                  1.36
     6.501 - 7.000                                            10                $1,707,851                  0.95
     7.001 - 7.500                                            38                $7,176,170                  3.97
     7.501 - 8.000                                            82                $8,473,328                  4.69
     8.001 - 8.500                                           118               $13,273,575                  7.35
     8.501 - 9.000                                           243               $23,485,276                    13
     9.001 - 9.500                                           285               $21,279,279                 11.78
     9.501 - 10.000                                          367               $29,329,293                 16.23
     10.001 - 10.500                                         323               $22,245,048                 12.31
     10.501 - 11.000                                         300               $19,048,121                 10.54
     11.001 - 11.500                                         205               $11,009,511                  6.09
     11.501 - 12.000                                         152                $7,820,013                  4.33
     12.001 - 12.500                                          99                $4,561,476                  2.52
     12.501 - 13.000                                          71                $3,443,914                  1.91
     13.001 - 13.500                                          51                $1,963,083                  1.09
     13.501 - 14.000                                          43                $1,494,276                  0.83
     14.001 - 14.500                                          21                  $552,705                  0.31
     14.501 - 15.000                                           9                  $315,646                  0.17
     15.001 - 15.500                                           9                  $247,018                  0.14
     15.501 - 16.000                                           4                   $97,761                  0.05
     16.001 - 16.500                                           6                  $159,964                  0.09
     16.501 - 17.000                                           4                  $114,299                  0.06
     17.001 - 17.500                                           2                   $39,558                  0.02
     17.501 - 18.000                                           1                   $13,566                  0.01
     -------------------------------------------------------------------------------------------------------------
     Total                                                 2,458              $180,697,275                   100 %
     =============================================================================================================


                                               CWABS 2000-1


Months Remaining to Maturity

     Months Remaining                             Number of             Aggregate              % of Aggregate
     to Maturity                                  Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     1 - 120                                                  26                $2,857,415                  1.58 %
     121 - 180                                               428               $17,214,988                  9.53
     181 - 300                                                31                $2,469,406                  1.37
     301 - 360                                             1,973              $158,155,465                 87.53
     -------------------------------------------------------------------------------------------------------------
     Total                                                 2,458              $180,697,275                   100 %
     =============================================================================================================


Loan-to-Value Ratios
(Includes CLTVs for 2nd Liens)

     Range of                                     Number of             Aggregate              % of Aggregate
     Loan-to-Value Ratios (%)                     Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     50.00 or Less                                           165                $5,989,173                  3.31 %
     50.01-55.00                                              45                $2,472,756                  1.37
     55.01-60.00                                             100                $4,673,703                  2.59
     60.01-65.00                                             176               $11,400,383                  6.31
     65.01-70.00                                             304               $20,630,998                 11.42
     70.01-75.00                                             412               $31,357,505                 17.35
     75.01-80.00                                             595               $50,276,528                 27.82
     80.01-85.00                                             309               $24,947,356                 13.81
     85.01-90.00                                             326               $27,161,996                 15.03
     90.01-95.00                                              23                $1,620,247                  0.9
     95.01-100.00                                              3                  $166,630                  0.09
     -------------------------------------------------------------------------------------------------------------
     Total                                                 2,458              $180,697,275                   100 %
     =============================================================================================================


                                            CWABS 2000-1


State Distribution of Mortgaged Properties

                                                  Number of             Aggregate              % of Aggregate
     State                                        Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     Alabama                                                  1                    $71,964                  0.04 %
     Alaska                                                   5                   $528,572                  0.3
     Arizona                                                 48                 $4,016,822                  2.26
     Arkansas                                                16                 $1,207,971                  0.68
     California                                             135                $17,769,029                 10.02
     Colorado                                                30                 $2,260,530                  1.27
     Connecticut                                             18                   $950,938                  0.54
     Delaware                                                 2                    $73,728                  0.04
     Washington, DC                                          12                   $834,131                  0.47
     Florida                                                173                $10,863,289                  6.13
     Georgia                                                 62                 $4,761,837                  2.68
     Hawaii                                                  28                 $5,404,732                  3.05
     Idaho                                                   32                 $2,103,251                  1.19
     Illinois                                                64                 $4,332,751                  2.44
     Indiana                                                107                 $5,782,512                  3.26
     Iowa                                                    13                   $637,310                  0.36
     Kansas                                                  21                   $932,327                  0.53
     Kentucky                                                52                 $3,713,656                  2.09
     Lousiana                                                87                 $5,851,886                  3.3
     Maine                                                    5                   $260,547                  0.15
     Maryland                                                35                 $2,336,863                  1.32
     Massachusetts                                           10                 $1,094,875                  0.62
     Michigan                                               231                $14,175,755                  7.99
     Minnesota                                               17                   $951,295                  0.54
     Mississippi                                             37                 $1,871,430                  1.06
     Missouri                                                49                 $2,928,670                  1.65
     Montana                                                  8                   $483,480                  0.27
     Nebraska                                                11                   $470,739                  0.27
     Nevada                                                  29                 $2,496,921                  1.41
     New Hampshire                                            5                   $386,832                  0.22
     New Jersey                                              17                 $1,057,792                  0.6
     New Mexico                                              20                 $1,289,578                  0.73
     New York                                                31                 $2,401,372                  1.35
     North Carolina                                          92                 $6,770,652                  3.82
     North Dakota                                             4                   $211,481                  0.12
     Ohio                                                   207                $13,212,832                  7.45
     Oklahoma                                                60                 $3,000,700                  1.69
     Oregon                                                  51                 $5,367,747                  3.03
     Pennsylvania                                            84                 $4,458,500                  2.51
     South Carolina                                          22                 $1,255,023                  0.71
     South Dakota                                             2                    $90,128                  0.05
     Tennessee                                              134                $10,600,186                  5.98
     Texas                                                  172                 $9,685,936                  5.46
     Utah                                                    20                 $2,194,872                  1.24
     Vermont                                                  3                   $266,157                  0.15
     Virginia                                                41                 $2,942,614                  1.66
     Washington                                              71                 $9,479,793                  5.35
     West Virginia                                           10                   $375,060                  0.21
     Wisconsin                                               46                 $2,833,487                  1.6
     Wyoming                                                  5                   $307,952                  0.17
     -------------------------------------------------------------------------------------------------------------
     Total                                                2,435               $177,356,501                   100 %
     =============================================================================================================


                                             CWABS 2000-1



Range of FICO Credit Scores

                                                  Number of             Aggregate              % of Aggregate
     FICO Range                                   Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     801 - 820                                                1                    $49,046                  0.03 %
     781 - 800                                                4                   $295,319                  0.16
     761 - 780                                                4                   $622,446                  0.34
     741 - 760                                                6                   $531,723                  0.29
     721 - 740                                               11                 $1,177,954                  0.65
     701 - 720                                               27                 $2,347,826                  1.3
     681 - 700                                               39                 $3,932,328                  2.18
     661 - 680                                               90                 $6,538,145                  3.62
     641 - 660                                              169                $14,420,552                  7.98
     621 - 640                                              266                $20,342,447                 11.26
     601 - 620                                              324                $21,288,545                 11.78
     581 - 600                                              322                $23,702,420                 13.12
     561 - 580                                              294                $22,611,878                 12.51
     541 - 560                                              299                $19,964,470                 11.05
     521 - 540                                              219                $15,895,662                  8.8
     501 - 520                                              142                 $8,481,183                  4.69
     500 or Less                                             73                 $4,319,816                  2.39
     Not Available                                          168                $14,175,517                  7.84
     -------------------------------------------------------------------------------------------------------------
     Total                                                2,458               $180,697,275                   100 %
     =============================================================================================================


Types of Mortgaged Properties

                                                  Number of             Aggregate              % of Aggregate
     Description                                  Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     Single Family Residence                              2,159               $154,727,229                 85.63 %
     Planned Unit Development                                81                 $9,135,381                  5.06
     Manufactured Housing (1)                               103                 $6,187,945                  3.42
     2 - 4 Family Residence                                  56                 $4,971,100                  2.75
     Low Rise Condominium                                    53                 $3,074,620                  1.7
     5 + Family Residence                                     2                 $2,348,278                  1.3
     High Rise Condominium                                    4                   $252,723                  0.14
     -------------------------------------------------------------------------------------------------------------
     Total                                                2,458               $180,697,275                   100 %
     =============================================================================================================
     (1) Treated as real property.


                                               CWABS 2000-1


Purpose of Mortgage Loan

                                                  Number of             Aggregate              % of Aggregate
     Description                                  Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     Refinance (Cash Out)                                  1,652              $119,171,015                  65.95 %
     Purchase                                                516               $41,690,201                  23.07
     Refinance (Rate/Term)                                   290               $19,836,059                  10.98
     -------------------------------------------------------------------------------------------------------------
     Total                                                 2,458              $180,697,275                    100 %
     ===============================================================================================================


Occupancy Types

                                                  Number of             Aggregate              % of Aggregate
     Occupancy Type                               Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     Owner Occupied                                      2,229                $167,505,070                 92.7 %
     Non-owner Occupied                                    213                 $12,457,089                  6.89
     Second Home                                            16                    $735,116                  0.41
     -------------------------------------------------------------------------------------------------------------
     Total                                               2,458                $180,697,275                   100 %
     =============================================================================================================


Gross Margin
(Excludes 1,076 Fixed Rate Mortgages)

     Range of                                     Number of             Aggregate              % of Aggregate
     Gross Margin                                 Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     2.001 - 3.000                                           5                    $440,237                  0.39 %
     3.001 - 4.000                                           1                     $89,601                  0.08
     4.001 - 5.000                                          33                  $3,973,036                  3.51
     5.001 - 6.000                                         370                 $33,201,991                 29.37
     6.001 - 7.000                                         693                 $55,557,849                 49.14
     7.001 - 8.000                                         246                 $17,951,614                 15.88
     8.001 - 9.000                                          29                  $1,471,633                  1.3
     9.001 - 10.000                                          3                    $312,164                  0.28
     10.001 - 11.000                                         1                     $32,522                  0.03
     11.001 - 12.000                                         1                     $26,487                  0.02
     -------------------------------------------------------------------------------------------------------------
     Total                                               1,382                $113,057,133                   100 %
     =============================================================================================================


                                             CWABS 2000-1


Subsequent Adjustment Date
(Excludes 1,076 Fixed Rate Mortgages)

     Subsequent                                   Number of             Aggregate              % of Aggregate
     Adjustment Date                              Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     August-2004                                           343                 $27,453,338                 24.28 %
     September-2004                                        247                 $20,770,052                 18.37
     October-2004                                           45                  $4,182,814                  3.7
     November-2004                                          73                  $7,148,726                  6.32
     December-2004                                         219                 $18,617,256                 16.47
     January-2005                                          453                 $34,675,104                 30.67
     February-2005                                           2                    $209,843                  0.19
     -------------------------------------------------------------------------------------------------------------
     Total                                               1,382                $113,057,133                   100 %
     =============================================================================================================


Range of Months to Adjsutment Date
(Excludes 1,076 Fixed Rate Mortgages)

                                                  Number of             Aggregate              % of Aggregate
     Month Number Range                           Mortgage Loans        Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     0 - 6                                               1,380                $112,847,290                 99.81 %
     7 - 12                                                  2                    $209,843                  0.19
     -------------------------------------------------------------------------------------------------------------
     Total                                               1,382                $113,057,133                   100 %
     =============================================================================================================


Maxiumum Mortgage Rates
(Excludes 1,076 Fixed Rate Mortgages)

     Range of Maximum                         Number of                 Aggregate              % of Aggregate
     Mortgage Rates (%)                       Mortgage Loans            Principal Balance      Principal Balance
     -------------------------------------------------------------------------------------------------------------
     Not Provided                                            1                     $54,278                  0.05 %
     12.001 - 12.500                                         1                    $198,828                  0.18
     13.001 - 13.500                                         1                     $22,032                  0.02
     13.501 - 14.000                                         3                    $339,816                  0.3
     14.001 - 14.500                                        17                  $2,773,641                  2.45
     14.501 - 15.000                                        50                  $5,241,997                  4.64
     15.001 - 15.500                                        72                  $8,154,281                  7.21
     15.501 - 16.000                                       142                 $16,480,721                 14.58
     16.001 - 16.500                                       206                 $16,356,842                 14.47
     16.501 - 17.000                                       271                 $22,880,117                 20.24
     17.000 - 17.500                                       202                 $15,323,763                 13.55
     17.501 - 18.000                                       167                 $11,275,808                  9.97
     18.001 - 18.500                                        98                  $5,994,470                  5.3
     18.501 - 19.000                                        62                  $3,142,176                  2.78
     19.001 - 19.500                                        42                  $2,321,534                  2.05
     19.501 - 20.000                                        19                  $1,296,999                  1.15
     20.001 or More                                         28                  $1,199,831                  1.06
     -------------------------------------------------------------------------------------------------------------
     Total                                               1,382                $113,057,133                   100 %
     =============================================================================================================


                                                CWABS 2000-1



Initial Periodic Rate Cap
(Excludes 1,076 Fixed Rate Mortgages)


     Initial Periodic                           Number of                Aggregate             % of Aggregate
     Rate Cap (%)                               Mortgage Loans           Principal Balance     Principal Balance

      ------------------------------------------------------------------------------------------------------------
     Not Provided                                            1                     $54,278                  0.05 %
     0.125                                                   1                     $21,700                  0.02
     1                                                     229                 $19,715,968                 17.44
     1.5                                                 1,125                 $89,599,783                 79.25
     2                                                       5                    $476,097                  0.42
     3                                                      21                  $3,189,308                  2.82
     -------------------------------------------------------------------------------------------------------------
     Total                                               1,382                $113,057,133                   100 %
     =============================================================================================================





Subsequent Periodic Rate Cap
(Excludes 1,076 Fixed Rate Mortgages)

     Subsequent Periodic                        Number of                Aggregate             % of Aggregate
     Rate Cap (%)                               Mortgage Loans           Principal Balance     Principal Balance
     ------------------------------------------------------------------------------------------------------------
     Not Provided                                            1                     $54,278                  0.05 %
     1                                                     198                 $17,960,116                 15.89
     1.5                                                 1,180                 $94,729,278                 83.79
     2                                                       3                    $313,462                  0.28
     -------------------------------------------------------------------------------------------------------------
     Total                                               1,382                $113,057,133                   100 %
     =============================================================================================================





Minimum Mortgage Rates
(Excludes 1,076 Fixed Rate Mortgages)

     Range of Minimum                           Number of                Aggregate             % of Aggregate
     Mortgage Rates (%)                         Mortgage Loans           Principal Balance     Principal Balance
      ------------------------------------------------------------------------------------------------------------
     Not Provided                                            1                     $54,278                  0.05 %
     5.001 - 6.000                                           1                    $198,828                  0.18
     6.001 - 7.000                                           2                    $117,305                  0.1
     7.001 - 8.000                                          50                  $5,174,073                  4.58
     8.001 - 9.000                                         203                 $24,128,769                 21.34
     9.001 - 10.000                                        452                 $38,130,359                 33.73
     10.001 - 11.000                                       402                 $30,151,237                 26.67
     11.001 - 12.000                                       178                 $10,091,619                  8.93
     12.001 - 13.000                                        63                  $3,721,222                  3.29
     13.001 - 14.000                                        21                    $887,961                  0.79
     14.001 - 15.000                                         5                    $202,965                  0.18
     15.001 - 16.000                                         3                    $130,626                  0.12
     16.001 - 17.000                                         1                     $67,892                  0.06
     -------------------------------------------------------------------------------------------------------------
     Total                                               1,382                $113,057,133                   100 %
     =============================================================================================================


                                   EXHIBIT 2




  THE                                                                               Distribution Date: 7/26/04
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318



                                                 Certificateholder Monthly Distribution Summary
     ------------------------------------------------------------------------------------------------------------------------
                                               Certificate                         Pass
                                   Class          Rate          Beginning        Through       Principal       Interest
     Class          Cusip       Description       Type           Balance         Rate (%)     Distribution   Distribution
     ------------------------------------------------------------------------------------------------------------------------

      AF1         126671GW0       Senior       Var-Act/360              0.00     1.440000             0.00          0.00
      AF2         126671GX8       Senior       Fix-30/360               0.00     7.740000             0.00          0.00
      AF3         126671GY6       Senior       Fix-30/360               0.00     7.830000             0.00          0.00
      AF4         126671GZ3       Senior       Fix-30/360               0.00     8.140000             0.00          0.00
      AF5         126671HA7       Senior       Fix-30/360      22,703,207.51     8.300000     2,760,949.15    157,030.52
      AF6         126671HB5       Senior       Fix-30/360      21,525,604.12     7.950000       774,239.07    142,607.13
      AV1         126671HF6       Senior       Var-Act/360              0.00     1.600000             0.00          0.00
      AV2         126671HG4       Senior       Var-Act/360     29,393,460.01     1.560000     5,227,342.71     39,485.21

     ------------------------------------------------------------------------------------------------------------------------

      MF1         126671HC3      Mezzanine     Fix-30/360       8,881,763.07     8.310000             0.00     61,506.21
      MF2         126671HD1      Mezzanine     Fix-30/360       7,900,088.64     8.600000             0.00     56,617.30
      BF          126671HE9       Junior       Fix-30/360       7,597,506.54     8.600000             0.00     54,448.80
      MV1         126671HH2      Mezzanine     Var-Act/360     57,720,000.00     1.770000             0.00     87,974.90
      MV2         126671HJ8      Mezzanine     Var-Act/360     17,992,600.16     2.150000             0.00     33,311.30
      BV          126671HK5       Junior       Var-Act/360      8,684,138.29     3.400000             0.00     25,425.23
      BFI                         Junior       Fix-30/360               0.00     0.000000             0.00          0.41
      BVI                         Junior       Fix-30/360               0.00     0.000000             0.00     12,627.49

     ------------------------------------------------------------------------------------------------------------------------

     Totals                                                   182,398,368.34                  8,762,530.93    671,034.50

     ------------------------------------------------------------------------------------------------------------------------





     ------------------------------------------------------------------------
                                     Current                       Cumulative
                       Total         Realized        Ending         Realized
     Class         Distribution       Losses        Balance          Losses
     ------------------------------------------------------------------------
      AF1                  0.00        0.00               0.00          0.00
      AF2                  0.00        0.00               0.00          0.00
      AF3                  0.00        0.00               0.00          0.00
      AF4                  0.00        0.00               0.00          0.00
      AF5          2,917,979.67        0.00      19,942,258.37          0.00
      AF6            916,846.19        0.00      20,751,365.05          0.00
      AV1                  0.00        0.00               0.00          0.00
      AV2          5,266,827.92        0.00      24,166,117.30          0.00

     ------------------------------------------------------------------------

      MF1             61,506.21        0.00       8,881,763.07          0.00
      MF2             56,617.30        0.00       7,900,088.64          0.00
      BF              54,448.80        0.00       7,597,506.54          0.00
      MV1             87,974.90        0.00      57,720,000.00          0.00
      MV2             33,311.30        0.00      17,992,600.16          0.00
      BV              25,425.23        0.00       8,684,138.29          0.00
      BFI                  0.41        0.00               0.00          0.00
      BVI             12,627.49        0.00               0.00          0.00

     ------------------------------------------------------------------------

     Totals        9,433,565.42        0.00     173,635,837.42          0.00

     ------------------------------------------------------------------------


     For Class BFI the interest distribution of $0.41 includes the following amounts:
     $.41 investment earnings for the fixed carryover reserve fund and $0.00 monthly interest distribution.
     For Class BVI the interest distribution of $12,627.49 includes the following amounts:
     $.41 investment earnings for the adjustable carryover reserve fund and $12,627.08 monthly interest distribution.




  THE                                                                               Distribution Date: 7/26/04
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318




                                                      Principal Distribution Detail

     ----------------------------------------------------------------------------------------------------------------------------
                                   Original         Beginning       Scheduled                        Unscheduled          Net
                                 Certificate       Certificate      Principal       Accretion         Principal        Principal
     Class          Cusip          Balance           Balance      Distribution      Principal        Adjustments     Distribution
     ----------------------------------------------------------------------------------------------------------------------------

      AF1         126671GW0     102,600,000.00             0.00            0.00         0.00              0.00               0.00
      AF2         126671GX8      23,700,000.00             0.00            0.00         0.00              0.00               0.00
      AF3         126671GY6      61,800,000.00             0.00            0.00         0.00              0.00               0.00
      AF4         126671GZ3      31,000,000.00             0.00            0.00         0.00              0.00               0.00
      AF5         126671HA7      33,620,000.00    22,703,207.51    2,760,949.15         0.00              0.00       2,760,949.15
      AF6         126671HB5      31,200,000.00    21,525,604.12      774,239.07         0.00              0.00         774,239.07
      AV1         126671HF6     161,460,000.00             0.00            0.00         0.00              0.00               0.00
      AV2         126671HG4     600,000,000.00    29,393,460.01    5,227,342.71         0.00              0.00       5,227,342.71

     ----------------------------------------------------------------------------------------------------------------------------

      MF1         126671HC3       9,360,000.00     8,881,763.07            0.00         0.00              0.00               0.00
      MF2         126671HD1       9,360,000.00     7,900,088.64            0.00         0.00              0.00               0.00
      BF          126671HE9       9,360,000.00     7,597,506.54            0.00         0.00              0.00               0.00
      MV1         126671HH2      57,720,000.00    57,720,000.00            0.00         0.00              0.00               0.00
      MV2         126671HJ8      33,300,000.00    17,992,600.16            0.00         0.00              0.00               0.00
      BV          126671HK5      35,520,000.00     8,684,138.29            0.00         0.00              0.00               0.00
      BFI                                 0.00             0.00            0.00         0.00              0.00               0.00
      BVI                                 0.00             0.00            0.00         0.00              0.00               0.00

     ----------------------------------------------------------------------------------------------------------------------------

     Totals                   1,200,000,000.00   182,398,368.34    8,762,530.93         0.00              0.00       8,762,530.93

     ----------------------------------------------------------------------------------------------------------------------------





     -------------------------------------------------------------------
                        Current          Ending             Ending
                        Realized       Certificate        Certificate
     Class               Losses          Balance            Factor
     -------------------------------------------------------------------

      AF1                  0.00                0.00      0.00000000000
      AF2                  0.00                0.00      0.00000000000
      AF3                  0.00                0.00      0.00000000000
      AF4                  0.00                0.00      0.00000000000
      AF5                  0.00       19,942,258.37      0.59316651895
      AF6                  0.00       20,751,365.05      0.66510785421
      AV1                  0.00                0.00      0.00000000000
      AV2                  0.00       24,166,117.30      0.04027686217

     -------------------------------------------------------------------

      MF1                  0.00        8,881,763.07      0.94890631123
      MF2                  0.00        7,900,088.64      0.84402656397
      BF                   0.00        7,597,506.54      0.81169941667
      MV1                  0.00       57,720,000.00      1.00000000000
      MV2                  0.00       17,992,600.16      0.54031832312
      BV                   0.00        8,684,138.29      0.24448587534
      BFI                  0.00                0.00      0.00000000000
      BVI                  0.00                0.00      0.00000000000

     -------------------------------------------------------------------

     Totals                0.00      173,635,837.42

     -------------------------------------------------------------------




  THE                                                                               Distribution Date: 7/26/04
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318



                                                      Interest Distribution Detail
     --------------------------------------------------------------------------------------------------------------------------
                     Beginning            Pass            Accrued          Cumulative                              Total
                    Certificate         Through           Optimal            Unpaid            Deferred          Interest
     Class            Balance           Rate (%)          Interest          Interest           Interest             Due
     --------------------------------------------------------------------------------------------------------------------------

      AF1                    0.00        1.440000              0.00             0.00               0.00                0.00
      AF2                    0.00        7.740000              0.00             0.00               0.00                0.00
      AF3                    0.00        7.830000              0.00             0.00               0.00                0.00
      AF4                    0.00        8.140000              0.00             0.00               0.00                0.00
      AF5           22,703,207.51        8.300000        157,030.52             0.00               0.00          157,030.52
      AF6           21,525,604.12        7.950000        142,607.13             0.00               0.00          142,607.13
      AV1                    0.00        1.600000              0.00             0.00               0.00                0.00
      AV2           29,393,460.01        1.560000         39,485.21             0.00               0.00           39,485.21

     --------------------------------------------------------------------------------------------------------------------------

      MF1            8,881,763.07        8.310000         61,506.21             0.00               0.00           61,506.21
      MF2            7,900,088.64        8.600000         56,617.30             0.00               0.00           56,617.30
       BF            7,597,506.54        8.600000         54,448.80             0.00               0.00           54,448.80
      MV1           57,720,000.00        1.770000         87,974.90             0.00               0.00           87,974.90
      MV2           17,992,600.16        2.150000         33,311.30             0.00               0.00           33,311.30
       BV            8,684,138.29        3.400000         25,425.23             0.00               0.00           25,425.23
      BFI                    0.00        0.000000              0.00             0.00               0.00                0.00
      BVI                    0.00        0.000000              0.00             0.00               0.00                0.00

     --------------------------------------------------------------------------------------------------------------------------

     Totals        182,398,368.34                        658,406.60             0.00               0.00          658,406.60

     --------------------------------------------------------------------------------------------------------------------------




     ---------------------------------------------------------------------
                         Net            Unscheduled
                      Prepayment          Interest               Interest
     Class          Int Shortfall        Adjustment                Paid
     ---------------------------------------------------------------------
      AF1                   0.00              0.00                    0.00
      AF2                   0.00              0.00                    0.00
      AF3                   0.00              0.00                    0.00
      AF4                   0.00              0.00                    0.00
      AF5                   0.00              0.00              157,030.52
      AF6                   0.00              0.00              142,607.13
      AV1                   0.00              0.00                    0.00
      AV2                   0.00              0.00               39,485.21

     ---------------------------------------------------------------------

      MF1                   0.00              0.00               61,506.21
      MF2                   0.00              0.00               56,617.30
       BF                   0.00              0.00               54,448.80
      MV1                   0.00              0.00               87,974.90
      MV2                   0.00              0.00               33,311.30
       BV                   0.00              0.00               25,425.23
      BFI                   0.00              0.00                    0.41
      BVI                   0.00              0.00               12,627.49

     ---------------------------------------------------------------------

     Totals                 0.00              0.00              671,034.50

     ---------------------------------------------------------------------




  THE                                                                               Distribution Date: 7/26/04
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318


                                                        Current Payment Information
                                                             Factors per $1,000

     ----------------------------------------------------------------------------------------------------------------------------
                                                Original            Beginning Cert.
                                              Certificate               Notional               Principal               Interest
     Class               Cusip                 Balance                 Balance               Distribution           Distribution
     ----------------------------------------------------------------------------------------------------------------------------

      AF1              126671GW0            102,600,000.00            0.000000000           0.000000000             0.000000000
      AF2              126671GX8             23,700,000.00            0.000000000           0.000000000             0.000000000
      AF3              126671GY6             61,800,000.00            0.000000000           0.000000000             0.000000000
      AF4              126671GZ3             31,000,000.00            0.000000000           0.000000000             0.000000000
      AF5              126671HA7             33,620,000.00          675.288742238          82.122223291             4.670747134
      AF6              126671HB5             31,200,000.00          689.923208875          24.815354661             4.570741259
      AV1              126671HF6            161,460,000.00            0.000000000           0.000000000             0.000000000
      AV2              126671HG4            600,000,000.00           48.989100017           8.712237847             0.065808691

     --------------------------------------------------------------------------------------------------------------------------

      MF1              126671HC3              9,360,000.00          948.906311229           0.000000000             6.571176205
      MF2              126671HD1              9,360,000.00          844.026563974           0.000000000             6.048857042
       BF              126671HE9              9,360,000.00          811.699416667           0.000000000             5.817179153
      MV1              126671HH2             57,720,000.00        1,000.000000000           0.000000000             1.524166667
      MV2              126671HJ8             33,300,000.00          540.318323117           0.000000000             1.000339340
       BV              126671HK5             35,520,000.00          244.485875337           0.000000000             0.715800313
      BFI                                             0.00            0.000000000           0.000000000             0.000000000
      BVI                                             0.00            0.000000000           0.000000000             0.000000000

     --------------------------------------------------------------------------------------------------------------------------

     Totals                               1,200,000,000.00          151.998640283           7.302109108             0.559195417

     --------------------------------------------------------------------------------------------------------------------------




     -----------------------------------------------------------------------
                                     Ending Cert.                 Pass
                                       Notional                 Through
     Class                             Balance                  Rate (%)
     -----------------------------------------------------------------------
        AF1                            0.000000000                1.440000
        AF2                            0.000000000                7.740000
        AF3                            0.000000000                7.830000
        AF4                            0.000000000                8.140000
        AF5                          593.166518946                8.300000
        AF6                          665.107854214                7.950000
        AV1                            0.000000000                1.600000
        AV2                           40.276862169                1.560000

     -----------------------------------------------------------------------

        MF1                          948.906311229                8.310000
        MF2                          844.026563974                8.600000
         BF                          811.699416667                8.600000
        MV1                        1,000.000000000                1.770000
        MV2                          540.318323117                2.150000
         BV                          244.485875337                3.400000
        BFI                            0.000000000                0.000000
        BVI                            0.000000000                0.000000

     -----------------------------------------------------------------------

     Totals                          144.696531183

     -----------------------------------------------------------------------





  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318



     Pool Level Data

     Distribution Date                                                                                                   7/26/04
     Cut-off Date                                                                                                        2/ 1/00
     Determination Date                                                                                                  7/ 1/04
     Accrual Period 30/360                                Begin                                                          6/ 1/04
                                                          End                                                            7/ 1/04
     Number of Days in 30/360 Accrual Period                                                                                  30

     Accrual Period Actual Days                           Begin                                                          6/25/04
                                                          End                                                            7/26/04
     Number of Days in Actual Accrual Period                                                                                  31


     -------------------------------------------------------------
                        Collateral Information
     -------------------------------------------------------------

     Group 1

     Cut-Off Date Balance                                                                                          11,997,757.15

     Beginning Aggregate Pool Stated Principal Balance                                                             70,912,545.09
     Ending Aggregate Pool Stated Principal Balance                                                                67,694,419.00

     Beginning Aggregate Loan Count                                                                                         1120
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          43
     Ending Aggregate Loan Count                                                                                            1077

     Beginning Weighted Average Loan Rate (WAC)                                                                       10.008074%
     Ending Weighted Average Loan Rate (WAC)                                                                          10.024321%

     Beginning Net Weighted Average Loan Rate                                                                          9.508074%
     Ending Net Weighted Average Loan Rate                                                                             9.524321%

     Weighted Average Maturity (WAM) (Months)                                                                                252

     Servicer Advances                                                                                                158,001.23

     Aggregate Pool Prepayment                                                                                      2,839,362.50
     Pool Prepayment Rate                                                                                            41.7026 CPR


     Group 2
     -------

     Cut-Off Date Balance                                                                                         699,708,197.38



                                                                Page 1





  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318



     Group 2
     -------

     Beginning Aggregate Pool Stated Principal Balance                                                             99,734,883.73
     Ending Aggregate Pool Stated Principal Balance                                                                95,429,580.72

     Beginning Aggregate Loan Count                                                                                         1308
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          45
     Ending Aggregate Loan Count                                                                                            1263

     Beginning Weighted Average Loan Rate (WAC)                                                                        9.769431%
     Ending Weighted Average Loan Rate (WAC)                                                                           9.771443%

     Beginning Net Weighted Average Loan Rate                                                                          9.269811%
     Ending Net Weighted Average Loan Rate                                                                             9.271839%

     Weighted Average Maturity (WAM) (Months)                                                                                306

     Servicer Advances                                                                                                316,273.02

     Aggregate Pool Prepayment                                                                                      3,288,784.75
     Pool Prepayment Rate                                                                                            40.5924 CPR


     Group 3
     -------

     Cut-Off Date Balance                                                                                         188,291,484.50

     Beginning Aggregate Pool Stated Principal Balance                                                             18,361,813.09
     Ending Aggregate Pool Stated Principal Balance                                                                17,573,275.04

     Beginning Aggregate Loan Count                                                                                          124
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                           6
     Ending Aggregate Loan Count                                                                                             118

     Beginning Weighted Average Loan Rate (WAC)                                                                        9.246899%
     Ending Weighted Average Loan Rate (WAC)                                                                           9.252841%

     Beginning Net Weighted Average Loan Rate                                                                          8.742382%
     Ending Net Weighted Average Loan Rate                                                                             8.748126%

     Weighted Average Maturity (WAM) (Months)                                                                                306

     Servicer Advances                                                                                                 68,030.27

     Aggregate Pool Prepayment                                                                                        773,042.07



                                                                Page 2





  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318





     Group 3
     -------

     Pool Prepayment Rate                                                                                            40.3452 CPR






     Certificate Account

     Beginning Balance                                                                                                      0.00

     Deposit
     Payments of Interest and Principal                                                                             8,631,951.09
     Liquidation Proceeds                                                                                             870,838.70
     All Other Proceeds                                                                                                     0.00
     Other Amounts                                                                                                          0.00
                                                                                                                    ------------
     Total Deposits                                                                                                 9,502,789.79


     Withdrawals
     Reimbursement of Servicer Advances                                                                                     0.00
     Payment of Master Servicer Fees                                                                                   71,666.42
     Payment of Sub Servicer Fees                                                                                          69.12
     Payment of Other Fees                                                                                             71,666.42
     Payment of Insurance Premium(s)                                                                                        0.00
     Payment of Personal Mortgage Insurance                                                                                 0.00
     Other Permitted Withdrawal per the Pooling and Service Agreement                                                       0.00
     Payment of Principal and Interest                                                                              9,433,565.42
                                                                                                                    ------------
     Total Withdrawals                                                                                              9,576,967.38

     Ending Balance                                                                                                    -2,442.05


     Prepayment Compensation
     Total Gross Prepayment Interest Shortfall                                                                          7,087.43
     Compensation for Gross PPIS from Servicing Fees                                                                    7,087.43
     Other Gross PPIS Compensation                                                                                          0.00



                                                                Page 3






  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318



     Total Net PPIS (Non-Supported PPIS)                                                                                    0.00


     Master Servicing Fees Paid                                                                                        71,666.42
     Total Fees                                                                                                        71,666.42


     ---------------------------------------------------------------
                        Delinquency Information
     ---------------------------------------------------------------

     Group 1
     -------

     Delinquency                                       30-59 Days         60-89 Days              90+ Days                Totals

     Scheduled Principal Balance                     1,742,290.71         590,173.08            209,539.17          2,542,002.96
     Percentage of Total Pool Balance                   2.573758%          0.871819%             0.309537%             3.755115%
     Number of Loans                                           38                  9                     6                    53
     Percentage of Total Loans                          3.528319%          0.835655%             0.557103%             4.921077%

     Foreclosure
     -----------

     Scheduled Principal Balance                             0.00         707,316.10          3,218,405.15          3,925,721.25
     Percentage of Total Pool Balance                   0.000000%          1.044866%             4.754314%             5.799180%
     Number of Loans                                            0                 12                    54                    66
     Percentage of Total Loans                          0.000000%          1.114206%             5.013928%             6.128134%

     Bankruptcy

     Scheduled Principal Balance                       328,863.37         314,286.75          5,605,924.92          6,249,075.04
     Percentage of Total Pool Balance                   0.485806%          0.464273%             8.281222%             9.231300%
     Number of Loans                                            6                  7                    92                   105
     Percentage of Total Loans                          0.557103%          0.649954%             8.542247%             9.749304%

     REO
     ---

     Scheduled Principal Balance                             0.00               0.00          2,436,017.26          2,436,017.26
     Percentage of Total Pool Balance                   0.000000%          0.000000%             3.598550%             3.598550%
     Number of Loans                                            0                  0                    36                    36
     Percentage of Total Loans                          0.000000%          0.000000%             3.342618%             3.342618%



                                                                Page 4





  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318





     Book Value of all REO Loans                                                                                            0.00
     Percentage of Total Pool Balance                                                                                  0.000000%

     Current Realized Losses                                                                                          126,891.17
     Additional Gains (Recoveries)/Losses                                                                               2,115.41
     Total Realized Losses                                                                                          8,385,708.92

     Group 2


     Delinquency                                       30-59 Days         60-89 Days              90+ Days                Totals
     -----------                                       ----------         ----------              --------                ------

     Scheduled Principal Balance                     4,583,258.03         909,942.10            927,434.04          6,420,634.17
     Percentage of Total Pool Balance                   4.802765%          0.953522%             0.971852%             6.728138%
     Number of Loans                                           58                 13                    14                    85
     Percentage of Total Loans                          4.592241%          1.029295%             1.108472%             6.730008%

     Foreclosure
     -----------

     Scheduled Principal Balance                             0.00       1,666,009.11          8,067,481.35          9,733,490.46
     Percentage of Total Pool Balance                   0.000000%          1.745799%             8.453858%            10.199658%
     Number of Loans                                            0                 18                   101                   119
     Percentage of Total Loans                          0.000000%          1.425178%             7.996833%             9.422011%

     Bankruptcy
     ----------

     Scheduled Principal Balance                     1,044,589.10       1,092,728.73         12,001,368.20         14,138,686.03
     Percentage of Total Pool Balance                   1.094618%          1.145063%            12.576151%            14.815832%
     Number of Loans                                            9                 12                   148                   169
     Percentage of Total Loans                          0.712589%          0.950119%            11.718131%            13.380839%

     REO
     ---

     Scheduled Principal Balance                             0.00               0.00          4,570,530.29          4,570,530.29
     Percentage of Total Pool Balance                   0.000000%          0.000000%             4.789427%             4.789427%
     Number of Loans                                            0                  0                    67                    67
     Percentage of Total Loans                          0.000000%          0.000000%             5.304830%             5.304830%

     Book Value of all REO Loans                                                                                            0.00
     Percentage of Total Pool Balance                                                                                  0.000000%

     Current Realized Losses                                                                                          220,066.21
     Additional Gains (Recoveries)/Losses                                                                          (    8,061.74)
     Total Realized Losses                                                                                         23,716,495.13


                                                                Page 5





  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318



     Group 3
     -------

     Delinquency                                       30-59 Days         60-89 Days              90+ Days                Totals
     ----------                                        ----------         ----------              --------                ------

     Scheduled Principal Balance                     1,776,935.58       1,038,012.07             14,469.00          2,829,416.65
     Percentage of Total Pool Balance                  10.111579%          5.906765%             0.082335%            16.100679%
     Number of Loans                                           11                  3                     1                    15
     Percentage of Total Loans                          9.322034%          2.542373%             0.847458%            12.711864%

     Foreclosure
     -----------

     Scheduled Principal Balance                             0.00         403,512.77          1,176,218.02          1,579,730.79
     Percentage of Total Pool Balance                   0.000000%          2.296173%             6.693220%             8.989393%
     Number of Loans                                            0                  2                     9                    11
     Percentage of Total Loans                          0.000000%          1.694915%             7.627119%             9.322034%

     Bankruptcy

     Scheduled Principal Balance                        53,228.48               0.00          2,580,632.76          2,633,861.24
     Percentage of Total Pool Balance                   0.302894%          0.000000%            14.684985%            14.987879%
     Number of Loans                                            1                  0                    16                    17
     Percentage of Total Loans                          0.847458%          0.000000%            13.559322%            14.406780%

     REO
     ---

     Scheduled Principal Balance                             0.00               0.00            727,608.96            727,608.96
     Percentage of Total Pool Balance                   0.000000%          0.000000%             4.140429%             4.140429%
     Number of Loans                                            0                  0                     7                     7
     Percentage of Total Loans                          0.000000%          0.000000%             5.932203%             5.932203%

     Book Value of all REO Loans                                                                                            0.00
     Percentage of Total Pool Balance                                                                                  0.000000%

     Current Realized Losses                                                                                                0.00
     Additional Gains (Recoveries)/Losses                                                                               3,505.10
     Total Realized Losses                                                                                          4,609,525.77


                                                                Page 6






  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                               CWABS, Inc.
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2000-1
Associate: AnnMarie Cassano
           212-815-8318




     --------------------------------------------------------------------
                        Group 1 Subordination Detail
     --------------------------------------------------------------------

     Beginning Aggregate Pool Stated Principal Balance (Group 1)                                                   70,912,545.09
     Ending Aggregate Pool Stated Principal Balance (Group 1)                                                      67,694,419.00

     Beginning Aggregate Certificate Stated Principal Balance (Group 1)                                            68,608,169.88
     Ending Aggregate Certificate Stated Principal Balance (Group 1)                                               65,072,981.67

     Overcollateralization Amount Group 1                                                                           2,621,437.33
     Required Overcollateralization Amount Group 1                                                                  2,615,246.76

     Net Excess Spread                                                                                                 89,658.24

     Has Trigger Event Occurred                                                                                              YES


     --------------------------------------------------------------------
                        Group 2 Subordination Detail
     --------------------------------------------------------------------

     Beginning Aggregate Pool Stated Principal Balance (Subgroups 2A & 2B)                                        118,096,696.82
     Ending Aggregate Pool Stated Principal Balance (Subgroups 2A & 2B)                                           113,002,855.76

     Beginning Aggregate Certificate Stated Principal Balance (Subgoups 2A & 2B)                                  113,790,198.46
     Ending Aggregate Certificate Stated Principal Balance (Subgroups 2A & 2B)                                    108,562,855.75

     Overcollateralization Amount Group 2                                                                           4,440,000.01
     Required Overcollateralization Amount Group 2                                                                  4,440,000.01

     Net Excess Spread                                                                                                717,979.65

     Has Trigger Event Occurred                                                                                              YES


                                                                Page 7
